As Filed with the Securities and Exchange Commission on February 6, 2007

Registration No. 333-138987

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
U.S. BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	6711	41-0255900
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

     U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

Lee R. Mitau, Esq.
Executive Vice President, General Counsel and
Corporate Secretary
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent For Service)

With Copies To:

Kevin Costley

Lawrence S. Makow	Jonathan Levy

Wachtell, Lipton, Rosen &	Lindquist & Vennum PLLP
Katz

51 West 52nd Street	4200 IDS Center

New York, New York 10019	80 South Eighth Street

(212) 403-1000	Minneapolis, Minnesota
55402

(612) 371-3211

           Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transactions described in the proxy statement/prospectus.

           If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This post-effective Amendment No. 2 to U.S. Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138987) originally filed with the Securities and Exchange Commission on November 28, 2006, as Amended by Amendment No. 1, filed December 22, 2006, and Post-Effective Amendment No. 1, filed January 25, 2007, is being filed for the sole purpose of amending the exhibit index to include Exhibits No. 8.3 and 8.4 filed herewith.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of November 6, 2006, by and among U.S. Bancorp, Cascade Acquisition Corporation and United Financial Corp.*

2.2	Support Agreement, dated as of November 6, 2006, by and between United Financial Corp. and John M. Morrison.*.

3.1	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to exhibit 31.1 to Form 10-Q for the quarterly period ended March 31, 2006).

3.2	Restated Bylaws of U.S. Bancorp (incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 2001).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.*

8.1	Opinion of Wachtell, Lipton, Rosen & Katz.*

8.2	Opinion of Lindquist & Vennum PLLP.*

8.3	Opinion of Wachtell, Lipton, Rosen & Katz with respect to federal income tax matters.

8.4	Opinion of Lindquist & Vennum PLLP with respect to federal income tax matters.

23.1	Consent of Ernst & Young LLP relating to U.S. Bancorp.*

23.2	Consent of McGladrey & Pullen, LLP relating to United Financial Corp.*

23.3	Consent of Moss Adams LLP relating to United Financial Corp.*

23.4	Consent of Wachtell, Lipton, Rosen & Katz.*

23.5	Consent of Wachtell, Lipton, Rosen & Katz.*

23.6	Consent of Lindquist & Vennum PLLP.*

23.7	Consent of Howe Barnes Hoefer & Arnett, Inc.*

24	Power of Attorney.*

99.1	Form of Proxy Materials of United Financial Corp.*

99.2	Opinion of Howe Barnes Hoefer & Arnett*

* previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, U.S. Bancorp has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 6, 2007.

U.S. BANCORP

By:	/s/ Richard K. Davis
Richard K. Davis
President and Chief Executive Officer
(principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Richard K. Davis	President, Chief Executive Officer	February 6, 2007
Richard K. Davis	and Director (principal executive
officer)

/s/ David M. Moffett	Vice Chairman and Chief	February 6, 2007
David M. Moffett
Financial Officer (principal
financial officer)

/s/ Terrance R. Dolan	Executive Vice President and	February 6, 2007
Terrance R. Dolan	Controller (principal accounting
officer)

*	Chairman	February 6, 2007
Jerry A. Grundhofer

*	Director	February 6, 2007
Victoria Buyniski Gluckman

*	Director	February 6, 2007

Arthur D. Collins, Jr.

*	Director	February 6, 2007

Peter H. Coors

	*	Director	February 6, 2007
Joel W. Johnson

	*	Director	February 6, 2007
Jerry W. Levin

	*	Director	February 6, 2007
David B. O'Maley

	*	Director	February 6, 2007
O'dell M. Owens, M.D., M.P.H

	Olivia F. Kirtley	Director

	*	Director	February 6, 2007
Richard G. Reiten

	*	Director	February 6, 2007
Craig D. Schnuck

	*	Director	February 6, 2007
Warren R. Staley

	*	Director	February 6, 2007
Patrick T. Stokes

*By:	/s/ Terrance R. Dolan	Attorney-In-Fact for	February 6, 2007
	Terrance R. Dolan	persons indicated above
	Attorney-In-Fact	with an *

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 6, 2006, by and among U.S. Bancorp, Cascade Acquisition Corporation and United Financial Corp.*

2.2	Support Agreement, dated as of November 6, 2006, by and between United Financial Corp. and John M. Morrison.*.

3.1	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to exhibit 31.1 to Form 10-Q for the quarterly period ended March 31, 2006).

3.2	Restated Bylaws of U.S. Bancorp (incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 2001).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.*

8.1	Opinion of Wachtell, Lipton, Rosen & Katz.*

8.2	Opinion of Lindquist & Vennum PLLP.*

8.3	Opinion of Wachtell, Lipton, Rosen & Katz with respect to federal income tax matters.

8.4	Opinion of Lindquist & Vennum PLLP with respect to federal income tax matters.

23.1	Consent of Ernst & Young LLP relating to U.S. Bancorp.*

23.2	Consent of McGladrey & Pullen, LLP relating to United Financial Corp.*

23.3	Consent of Moss Adams LLP relating to United Financial Corp.*

23.4	Consent of Wachtell, Lipton, Rosen & Katz.*

23.5	Consent of Wachtell, Lipton, Rosen & Katz.*

23.6	Consent of Lindquist & Vennum PLLP.*

23.7	Consent of Howe Barnes Hoefer & Arnett, Inc.*

24	Power of Attorney.*

99.1	Form of Proxy Materials of United Financial Corp.*

           99.2   Opinion of Howe Barnes Hoefer & Arnett*

* previously filed.

Exhibit 8.3

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

February 6, 2007

U.S. Bancorp 800 Nicollet Mall Minneapolis, Minnesota 55402 Ladies and Gentlemen:

                    We have acted as special counsel to U.S. Bancorp, a Delaware corporation (“Parent”), in connection with (1) the proposed merger (the “First Step Merger”) of Cascade Acquisition Corporation, a Minnesota corporation (“Cascade”) with and into United Financial Corp., a Minnesota corporation (“Company”), pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of November 6, 2006, by and between Parent, Cascade and Company and (2) the proposed merger, immediately following the First Step Merger, of Company with and into Parent (the “Upstream Merger”), pursuant to the Agreement and Plan of Merger (the “Upstream Merger Agreement”), by and between Company and Parent, dated as of February 6, 2007 (the First Step Merger and the Upstream Merger, taken together, the “Merger”). At your request, and pursuant to Section 6.2(c) of the Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

                    For purposes of the opinion set forth below, we have relied, with the consent of Parent and the consent of Company, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in certain letters to us from the officers of Parent and Company dated the date hereof, and have assumed that such statements and representations will be true, correct and complete as of the Effective Time (as if made as of such time) and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true, correct and complete as if made without such qualification. We have also relied upon the accuracy of the Form S-4 filed with the SEC in connection with the Merger (as amended through the date hereof, the “Registration Statement”) and the Proxy Statement contained therein, each as amended or supplemented through the date hereof.

                    We have also assumed that: (i) the transactions contemplated by the Agreement and the Upstream Merger Agreement will be consummated in accordance therewith and as described in the Proxy Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the First Step Merger will qualify as a statutory merger under the applicable laws of the State of Minnesota and the Upstream Merger will qualify as a statutory merger under the applicable laws of the States of Minnesota and Delaware, and (iii) the Merger will be reported by Parent and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

                    Based upon and subject to the foregoing, it is our opinion, under currently applicable U.S. federal income tax law, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

                    We hereby consent to the filing of this opinion with the SEC as a post-effective amendment to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This opinion relates solely to certain U.S. federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. We are furnishing this opinion to you solely in connection with the Merger, and this opinion is not to be relied upon by any other person or for any other purpose.

                                                                     Very truly yours,

                                                                                                                                                                    /s/ Wachtell, Lipton, Rosen & Katz

Exhibit 8.4

LINDQUIST & VENNUM P.L.L.P.

4200 IDS CENTER
80 SOUTH EIGHTH STREET	IN DENVER:
MINNEAPOLIS, MN 55402-2274	600 17TH STREET, SUITE 1800 SOUTH
TELEPHONE: 612-371-3211	DENVER, COLORADO 80202-5441
FAX: 612-371-3207	TELEPHONE: 303-573-5900
ATTORNEYS AT LAW	FAX: 303-573-1956
www.lindquist.com

February 6, 2007

United Financial Corp.
P.O. Box 2779
120 First Avenue North
Great Falls, Montana 59403

Ladies and Gentlemen:

We have acted as counsel to United Financial Corp., a Minnesota corporation (“Company”) in connection with the proposed merger (the “First Step Merger”) of Cascade Acquisition Corporation, a Minnesota corporation (“Cascade”) with and into the Company pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of November 6, 2006, by and between U.S. Bancorp, a Delaware corporation (“Parent”), Cascade and Company. At your request, and pursuant to Section 6.3(c) of the Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger (as defined below). Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

We have assumed that: (i) immediately following the First Step Merger, the Company will merge with and into the Parent (the “Upstream Merger”) pursuant to the Agreement and Plan of Merger (the “Upstream Merger Agreement”) by and between Company and Parent, dated as of February 6, 2007 (the First Step Merger and the Upstream Merger, taken together, are the “Merger”), (ii) the transactions contemplated by the Agreement and the Upstream Merger Agreement will be consummated in accordance therewith and as described in the Proxy Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (iii) the First Step Merger will qualify as a statutory merger under the applicable laws of the State of Minnesota and the Upstream Merger will qualify as a statutory merger under the applicable laws of the State of Minnesota and the State of Delaware, and (iv) the Merger will be reported by Parent and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

For purposes of the opinion set forth below, we have relied, with your consent and the consent of Parent, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in certain letters to us from the officers of Company and Parent dated the date hereof, and have assumed that such statements and representations will be true, correct and complete as of the Effective Time (as if made as of such time) and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true, correct and complete as if made without such qualification. We have also relied upon the accuracy of the Form S-4 filed with the SEC in connection with the Merger (as amended through the date hereof, the “Registration Statement”) and the Proxy Statement contained therein, each as amended or supplemented through the date hereof.

We also have examined such matters of law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed and finalized Treasury regulations promulgated thereunder, and judicial and administrative decisions, rulings and interpretations thereof currently in effect, as we have deemed appropriate as a basis for our opinion set forth below. Such matters of law are subject to change, possibly with retroactive effect, which change could affect the opinion set forth herein. We have undertaken no obligation to update this letter for events occurring or coming to our attention after the date hereof.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion, under currently applicable U.S. federal income tax law, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

We hereby consent to the filing of this opinion with the SEC as a post-effective amendment to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

This opinion relates solely to certain U.S. federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. This opinion has no binding effect on the Internal Revenue Service or the courts, and there can be no assurance that a contrary view will not be taken by the Internal Revenue Service or, if contested, by the courts. No ruling from the Internal Revenue Service has been or will be sought on any issues related to the transactions described herein. We are furnishing this opinion to you solely in connection with the Merger, and this opinion is not to be relied upon by any other person or for any other purpose.

Very Truly yours, LINDQUIST & VENNUM P.L.L.P. /s/ Lindquist & Vennum P.L.L.P.